UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022

Raytheon Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00812	06-0570975
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)
(781) 522-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)
2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2022, Raytheon Technologies Corporation (the “Company”) announced the departure of Michael Dumais, Executive Vice President, Chief Transformation Officer, from the Company effective as of March 31, 2022.

Mr. Dumais’ separation from employment will make him eligible to receive certain separation payments, accelerated vesting of equity awards and the continuation of certain benefits pursuant to the previously disclosed terms of the United Technologies Corporation Merger Severance Plan for Corporate Office Executives and Other Key Employees.

In addition, the Company intends to enter into a post-employment consulting agreement under which Mr. Dumais will provide certain services to the Company for the 12-month period following his departure.

Item 8.01.  Other Events.

On March 16, 2022, the Company issued a press release, which is attached hereto as Exhibit 99.1, announcing Mr. Dumais’ departure as well as the appointment of a new Senior Vice President, Corporate Strategy & Development.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Exhibit Description
Number
99.1	Press Release dated March 16, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON TECHNOLOGIES CORPORATION
(Registrant)
Date: March 16, 2022	By: /s/ Ramsaran Maharajh
Ramsaran Maharajh
Executive Vice President & General Counsel